As filed with the Securities and Exchange Commission on March 25, 1996

                                                  Registration No. 33---------

-------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                           GENERAL ELECTRIC COMPANY
            (Exact name of registrant as specified in its charter)

             New York                                    14-0689340
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                             3135 Easton Turnpike
                         Fairfield, Connecticut 06431
         (Address of Principal Executive Offices, including Zip Code)

                 ROPER EMPLOYEE VOLUNTARY STOCK OWNERSHIP PLAN
                           (Full title of the Plan)
                           ________________________

                               Robert E. Healing
                               Corporate Counsel
                             3135 Easton Turnpike
                         Fairfield, Connecticut 06431
                    (Name and address of agent for service)

                                (203) 373-2243
         (Telephone number, including area code, of agent for service)
                           _________________________

         Approximate date of commencement of proposed sale to public:
  From time to time after the effective date of this Registration Statement

CALCULATION OF
REGISTRATION FEE
Title of securities     Amount to be            Proposed maximum        Proposed maximum          Amount of
to be registered        registered              offering price per      aggregate offering        registration fee
                                                unit<F2>                price<F2>
Common Stock,            300,000                $77.3750                $23,212,500               $8005.00
0.32 par value          shares<F1>

<F1>  Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
<F2>  Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan herein described.

          INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

      General Electric Company ("GE") and the Roper Employee Voluntary Stock Ownership Plan (the "Plan"), hereby incorporate by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed on behalf of GE and the Plan on September 23, 1992 (File No. 33-49053).


                                     EXPERTS

            The financial statements of General Electric Company and consolidated affiliates as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, appearing in General Electric Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1995 financial statements refers to a change in 1993 in the method of accounting for postemployment benefits.
                                   SIGNATURES


            The Registrant.  Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on March 15, 1996.

                                    GENERAL ELECTRIC COMPANY



                                    By:/s/ Philip D. Ameen
                                       -----------------------------------
                                    Title: Vice President and Comptroller


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   SIGNATURES

     THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on the 25th day of March, 1996.

                       ROPER EMPLOYEE VOLUNTARY STOCK
                         OWNERSHIP PLAN




                       /s/ Earl F. Jones, Committee Member


                             *
                       ____________________________________
                       Charles B. Rickerd, Committee Member


                             *
                       ____________________________________
                       Philip J. Sebes, Committee Member


                             *
                       ____________________________________
                       Edmond S. Carpenter, Committee Member


                       *By  /s/ Earl F. Jones, Attorney-in-Fact

                           March 25, 1996

Signature                     Title                      Date
---------                     -----                      -----


/s/ Philip D. Ameen           (Principal Ac-             March 15, 1996
Vice President and            counting Offi-
Comptroller                   cer)


John F. Welch, Jr.*           Chairman of
                              Board of Direc-
                              tors (Principal
                              Executive Officer)


Dennis D. Dammerman*          Senior Vice
                              President -
                              Finance (Prin-
                              cipal Financial
                              Officer)

D. Wayne Calloway*            Director

Silas S. Cathcart*            Director

Paolo Fresco*                 Director

Claudio X. Gonzalez*          Director

Robert E. Mercer*             Director

Gertrude G. Michelson*        Director

John D. Opie*                 Director

Barbara Scott Preiskel*       Director

Andrew C. Sigler*             Director

Douglas A. Warner III*        Director



A majority of the Board of Directors


*By /s/ Philip D. Ameen
    -------------------
    Philip D. Ameen
    Attorney-in-Fact


March 15, 1996
                              INDEX TO EXHIBITS

DESCRIPTION OF EXHIBIT

Exhibit 5:                          Opinion of Robert E. Healing.*

Exhibit 24(a):                      Consent of KPMG Peat Marwick LLP.*

Exhibit 24(b):                      Consent of Robert E. Healing
                                    (included in Exhibit 5).*

Exhibit 25(a):                      Power of Attorney of certain
                                    officers and directors of GE.*

Exhibit 25(b):                      Power of Attorney of certain members
                                    of the Plan Committee*
_____________________________________________

* Filed electronically herewith



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